CONSENT OF INDEPENDENT ACCOUNTANTS


                                                                    EXHIBIT 23.1


We consent to the incorporation by reference in the registration statements of Lund International Holdings, Inc. on Form S-8 (File Nos. 33-64083 and 33-37160) of our reports dated August 18, 1997, except for Note 11 as to which the date is September 9, 1997, on our audits of the consolidated financial statements and financial statement schedules of Lund International Holdings, Inc. as of June 30, 1997 and 1996 and for the years then ended, which reports are included (or incorporated by reference) in this Annual Report on Form 10-K.


                                           /s/ Coopers & Lybrand L.L.P.
                                           COOPERS & LYBRAND L.L.P.



Minneapolis, Minnesota
September 25, 1997